Exhibit 99.1
J.P.Morgan
CONSENT OF J.P. MORGAN SECURITIES LLC
     We hereby consent to (i) the use of our opinion letter dated January 30, 2011 to the Board of Directors of AMB Property Corporation (the “Company”) included in Annex D to the Joint Proxy Statement/Prospectus relating to the proposed transaction involving the Company and ProLogis, which is part of Amendment No. 2 to the Registration Statement of the Company on Form S-4 and (ii) the references to such opinion in the Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

J.P. MORGAN SECURITIES LLC

By:	/s/ Ben T. Lett

Name: Ben T. Lett
Title: Managing Director
April 27, 2011